Exhibit 10.1

[***] = Pursuant to Item 601(b)(10) of Regulation S-K, certain information contained in this document, marked by brackets, has been omitted because it is both not material and is the type of information that the registrant treats as private or confidential.

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 31, 2023, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders party hereto including Oxford in its capacity as a Lender, OXFORD FINANCE CREDIT FUND II LP, by its manager Oxford Finance Advisors, LLC with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314, and SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), ALX ONCOLOGY INC., a Delaware corporation with offices located at 323 Allerton Avenue, South San Francisco, CA 94080, (“Borrower”), and ALX ONCOLOGY HOLDINGS INC., a Delaware corporation with offices located at 323 Allerton Avenue, South San Francisco, CA 94080 (together with each other Person party hereto as a Guarantor, individually and collectively, jointly and severally, “Guarantor”).

A. Collateral Agent, Credit Parties and Lenders have entered into that certain Loan and Security Agreement dated as of October 27, 2022, as amended by that certain Consent and First Amendment to Loan and Security Agreement dated as of December 22, 2022, and as amended herein (as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof.

B. Credit Parties have opened new Collateral Accounts at Wells Fargo Bank, National Association ending in [***], [***] and [***] (the “New Collateral Accounts”), and Borrower has been in prior discussions with Lenders and Collateral Agent regarding the opening of such New Collateral Accounts.

C. Credit Parties, Collateral Agent and the Required Lenders desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Credit Parties, the Required Lenders and Collateral Agent hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Acknowledgement. Collateral Agent and Required Lenders hereby acknowledge that they each received sufficient notice from Borrower under the Loan Agreement of the opening by Borrower of the New Collateral Accounts. Borrower represents and warrants that as of the date hereof the New Collateral Accounts have not been funded. Therefore, the parties agree that Borrower is not in violation of Section 6.6(b) of the Loan Agreement as a result of Borrower opening the New Collateral Accounts.

3. Amendment to Loan Agreement.

3.1 Section 6.6 (Operating Accounts). Section 6.6(a) of the Loan Agreement is hereby amended and restated as follows:

“(a) Maintain account balances in the Collateral Accounts of Credit Party and its Subsidiaries with Bank or its Affiliates in an aggregate amount of not less than fifty percent (50%) of the Dollar value of all Collateral Accounts of Borrower and its Subsidiaries at all financial institutions; provided, however, that all Collateral Accounts of Credit Party (other than Excluded Accounts) shall be maintained in accounts which are subject to a Control Agreement in favor of Collateral Agent.”

3.2 Silicon Valley Bank. The references in the Loan Agreement to “Silicon Valley Bank” in the Introduction, Section 10, Section 12.12, Section 14.1 and Schedule 1.1 are hereby replaced with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)).

4. Limitation of Amendment.

4.1 The amendments set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or any Credit Party may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Collateral Agent and the Required Lenders on the date hereof as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

5.2 Such Credit Party has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

5.3 The organizational documents of such Credit Party delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of such Credit Party to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations under the Loan Agreement, do not contravene (i) any material law or regulation binding on or affecting such Credit Party, (ii) any material contractual restriction with a Person binding on such Credit Party, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Credit Party, or (iv) the organizational documents of such Credit Party;

5.5 The execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations under the Loan Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Credit Party, except as already has been obtained or made;

5.6 This Amendment has been duly executed and delivered by such Credit Party and is the binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Release by Credit Parties.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, each Credit Party hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2 In furtherance of this release, each Credit Party expressly acknowledges and waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

6.3 By entering into this release, each Credit Party recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Credit Party hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if such Credit Party should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, such Credit Party shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Credit Party acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Credit Party acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events

7. Loan Document. Credit Parties, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

8. Post-Closing. Notwithstanding anything in the Loan Agreement to the contrary, Collateral Agent and Required Lenders hereby agree that Credit Parties shall have thirty (30) days from the date hereof (or such later date as agreed to by Collateral Agent in its sole discretion) to deliver a fully-executed Control Agreement with respect to the New Collateral Accounts.

9. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

ALX ONCOLOGY INC.

By	/s/ Jaume Pons
Name:	Jaume Pons
Title:	President and Chief Executive Officer

GUARANTOR:

ALX ONCOLOGY HOLDINGS INC.

By	/s/ Jaume Pons
Name:	Jaume Pons
Title:	President and Chief Executive Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

LENDER:

OXFORD FINANCE CREDIT FUND II LP

By: Oxford Finance Advisors, LLC, its manager

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Its:	Senior Vice President

LENDER:

OXFORD FINANCE FUNDING 2023-1 LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Secretary

LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By	/s/ Peter Sletteland
Name:	Peter Sletteland
Title:	Managing Director

[Signature Page to Second Amendment to Loan and Security Agreement]